Exhibit 99.1

Aspen Aerogels Provides Business Update, Preliminary 2019 Financial Results and 2020 Financial Outlook

Announces Battery Agreements and IP Enforcement Win

NORTHBOROUGH, Mass., January 27, 2020 — Aspen Aerogels, Inc. (NYSE: ASPN) (“Aspen”) today provided a business update, preliminary 2019 financial results and a 2020 financial outlook.

Battery Materials Initiative

During 2019, Aspen launched its battery materials program to leverage the unique properties of its proprietary and patented carbon aerogels to improve the performance and cost of lithium-ion batteries for electric vehicles. Aligned with Aspen’s strategy to leverage its aerogel technology platform, Aspen is engaging with companies throughout the battery supply chain to focus technical development and accelerate commercialization of these carbon aerogel materials. In November 2019, Aspen signed an evaluation agreement with a subsidiary of Evonik Industries AG (“Evonik”), an innovative $16 billion specialty chemicals company, to assess the potential of incorporating Evonik’s silicon-based nanoparticles in Aspen’s carbon aerogel anode materials. In addition, in January 2020, Aspen entered into a Joint Evaluation Agreement with SKC Co., Ltd. (“SKC”) to explore the potential use of Aspen’s silicon-rich carbon aerogel materials in the anode of lithium-ion batteries. SKC is part of SK Group, a $200 billion Korean conglomerate and a leader in the development and sale of lithium-ion batteries for the electric vehicle market.

“We are excited to work with Evonik and SKC to accelerate the adoption of our aerogel technology within the battery materials market. Our initial objective with these partners is to optimize our carbon aerogel materials to improve the performance, cost, durability and safety of lithium-ion batteries. We will continue to engage with industry leading companies to help us realize the full potential of our aerogel technology in the emerging electric vehicle market,” stated Don Young, Aspen’s President and CEO.

IP Enforcement Win

In December 2019, the Mannheim Regional Court in Germany found that Guangdong Alison Hi-Tech Co. (“Alison”) infringed two of Aspen’s patents and issued an injunction prohibiting Alison from engaging in further infringement. The two judgments expand upon a prior decision of the Mannheim Regional Court in March 2019 that found Alison had also infringed another of Aspen’s patents. While the judgments remain subject to appeal, Alison has been found liable at present to Aspen for damages and specified court costs as part of the judgments.

“Our continued success in the German courts, along with our prior victories at the U.S. International Trade Commission and in the U.S. courts, reinforces the scope and strength of Aspen’s worldwide aerogel patent portfolio. From the outset, we have maintained our well-supported position that both Alison and Nano Tech Co., Ltd. (“Nano”) infringe our patents. We believe these recent court decisions have confirmed that the Chinese manufacturers violate the law,” said Mr. Young.

“Our core strategy is to invest in the research, development, and commercialization of our aerogel technology platform. We seek to partner with industry leaders to bring these exciting technologies to market. In support of our partners and customers, we intend to aggressively assert our patents against Alison, Nano or any other manufacturer, distributor or end-user that infringes our technology worldwide,” continued Mr. Young.

Preliminary Fourth Quarter and Full Year 2019 Financial Results

Aspen expects to announce growth in total revenue for the fourth quarter of approximately 30% to about $46.5 million versus $35.7 million in the fourth quarter of 2018. Aspen also expects to report growth in total revenue for the full year of approximately 34% to about $139.4 million versus $104.4 million in 2018. Fourth quarter and full year 2019 total revenue are each expected to represent a new record revenue level for Aspen.

Fourth quarter net loss is expected to be approximately $1.0 million versus $14.1 million in the fourth quarter of 2018. Net loss for the full year is expected to be approximately $14.6 million versus $34.4 million in 2018.

Adjusted EBITDA for the fourth quarter is expected to be approximately $2.6 million compared to $(3.2) million in the fourth quarter of 2018. Adjusted EBITDA for the full year is expected to be $(0.2) million compared to $(11.5) million in 2018. A reconciliation of non-GAAP Adjusted EBITDA to net loss is provided in the financial schedules that are part of this press release. An explanation of this non-GAAP financial measure is also included below under the heading “Non-GAAP Financial Measures.”

“We are extremely pleased with the results we achieved during 2019. We anticipate that we will significantly exceed our 2019 revenue performance objectives that included total revenue growth of more than 20% and project related revenue constituting more than of 33% of total revenue for the year. This solid performance was driven by strong demand in our core North American petrochemical and refinery markets, and significant growth in project related revenue in the subsea market, in the Middle East and from the PTT LNG Nong Fab receiving terminal project,” stated Mr. Young.

“We anticipate that the combination of our strong revenue growth and the impact of our 2019 bill of material cost reduction initiatives will drive an increase in our fourth quarter gross margin to approximately 24% from 16% in the fourth quarter of 2018 and to approximately 19% for the full year from 12% in 2018. As a result, we expect to report a substantial improvement in both our net loss and Adjusted EBITDA versus 2018,” continued Mr. Young.

Aspen’s preliminary 2019 financial results are based solely on information currently available to management and are unaudited. This financial information does not represent a comprehensive statement of Aspen’s financial results for the fourth quarter or full year 2019 and remains subject to the completion of Aspen’s financial closing procedures and internal reviews. As a result, Aspen’s actual results for the fourth quarter and full year 2019 may vary materially from these preliminary estimates.

Aspen expects to release actual financial results for the fourth quarter on Thursday, February 20, 2020, following the market close.

2020 Financial Outlook

Aspen issues its initial 2020 full year financial outlook as follows:

•	Total revenue is expected to range between $138.0 million and $148.0 million

•	Net loss is expected to range between $5.7 million and $9.7 million

•	Adjusted EBITDA is expected to range between $5.0 million and $9.0 million

This 2020 financial outlook assumes depreciation and amortization of $10.3 million, stock-based compensation expense of $4.0 million, and interest expense of $0.4 million for the year.

“After significant growth in 2019, we expect our revenue growth rate to moderate in 2020 due principally to our expectation that subsea revenue will be closer to our historical average of $11 million in 2020 versus approximately $17 million in 2019. We also expect to see little to no growth from the PTT LNG Nong Fab receiving terminal project during 2020 as we complete the second half of the $35 to $40 million order during the year. In addition, we have decided to wind down our government research services business in 2020 that contributed approximately $2.4 million in revenue in 2019. This decision reflects our desire to focus our R&D resources on improving the profitability of our existing business and leveraging our aerogel technology into new markets,” said Mr. Young.

“Importantly, we expect the growth rate in the remainder of our business to range from the mid-single digits to the mid-teens during the year. We will also target our commercial efforts during 2020 to continue to build our project pipeline with the aim of ensuring solid project related growth in 2021 and beyond. In addition, we will remain laser focused on improving our profitability. We expect that our ongoing initiatives to reduce raw material costs will help to improve our gross margin to the mid-20s for the full year from approximately 19% during 2019. As a result, we again expect to deliver strong year-over-year improvements in both net loss and Adjusted EBITDA in 2020,” continued Mr. Young.

“Consistent with our financial performance over the past three years, we expect between 40% and 45% of our 2020 revenue will be generated during the first half of the year. As a result, we anticipate the projected improvement in net loss and Adjusted EBITDA will be concentrated in the second half of the year,” concluded Mr. Young.

A reconciliation of non-GAAP Adjusted EBITDA to net loss for the 2020 financial outlook is provided in the financial schedules that are part of this press release. An explanation of this non-GAAP financial measure is also included below under the heading “Non-GAAP Financial Measures.”

Aspen may incur charges, realize gains or losses, incur financing costs or interest expense, or experience other events in 2020 that could cause actual results to vary materially from this financial outlook. In addition, the timing of projects can be difficult to predict and may have a significant impact on quarterly and annual revenue and profitability.

Non-GAAP Financial Measures

In addition to providing financial measurements based on generally accepted accounting principles in the United States of America (“GAAP”), Aspen provides additional financial metrics that are not prepared in accordance with GAAP (“non-GAAP”). The non-GAAP financial measure included in this press release is Adjusted EBITDA. Management uses non-GAAP financial measures, in addition to GAAP financial measures, as a measure of operating performance because the non-GAAP financial measures do not include the impact of items that management does not consider indicative of Aspen’s core operating performance. In addition, management uses Adjusted EBITDA (i) for planning purposes, including the preparation of Aspen’s annual operating budget, (ii) to allocate resources to enhance the financial performance of its business, and (iii) as a performance measure under its bonus plan.

Management believes that these non-GAAP financial measures reflect Aspen’s ongoing business in a manner that allows for meaningful comparisons and analysis of trends in its business, as they exclude expenses and gains not reflective of Aspen’s ongoing operating results or that may be infrequent and/or unusual in nature. Management also believes that these non-GAAP financial measures provide useful information to investors in understanding and evaluating Aspen’s operating results and future prospects in the same manner as management and in comparing financial results across accounting periods and to those of peer companies. These non-GAAP measures may not be comparable to similarly titled measures presented by other companies.

The non-GAAP financial measures do not replace the presentation of Aspen’s GAAP financial results and should only be used as a supplement to, not as a substitute for, Aspen’s financial results presented in accordance with GAAP. In this press release, Aspen has provided a reconciliation of Adjusted EBITDA to net loss, the most directly comparable GAAP financial measure. Management strongly encourages investors to review Aspen’s financial statements and publicly-filed reports in their entirety and not rely on any single financial measure.

About Aspen Aerogels, Inc.

Aspen is the global leader in aerogel technology. The company’s mission is to enable its customers and partners to achieve their own objectives around the global megatrends of resource efficiency and sustainability. Aspen’s Cryogel® and Pyrogel® products are valued by the world’s largest energy infrastructure companies. Aspen’s Spaceloft® products provide building owners with industry-leading energy efficiency including options for a safe, non-combustible fire rating. The company’s strategy is to partner with world-class industry leaders to leverage its aerogel technology platform into additional markets. Headquartered in Northborough, Mass., Aspen manufactures its products at its East Providence, R.I. facility. For more information, please visit www.aerogel.com

Investor Relations Contact

John F. Fairbanks

Chief Financial Officer

Phone: (508) 691-1150

jfairbanks@aerogel.com

Special Note Regarding Forward-Looking and Cautionary Statements

This press release and any related discussion contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties that could cause actual results to be materially different from historical results or from any future results expressed or implied by such forward-looking statements, including statements relating to Aspen’s preliminary 2019 financial results and 2020 financial outlook. These statements are not historical facts but rather are based on Aspen’s current expectations, estimates and projections regarding Aspen's business, operations and other factors relating thereto, including with respect to Aspen’s preliminary 2019 financial results and 2020 financial outlook. Words such as "may," "will," "could," "would," "should," "anticipate," "predict," "potential," "continue," "expects," "intends," "plans," "projects," "believes," "estimates," "outlook," “assumes,” and similar expressions are used to identify these forward-looking statements. Such forward-looking statements include statements regarding, among other things, Aspen’s expectations about revenue, costs, expenses, profitability, gross margin, net loss, Adjusted EBITDA and related variations, improvements, records, timing or trends; beliefs about the general strength or health of Aspen’s business; beliefs about current or future trends in the energy, energy infrastructure, petrochemical, refinery, building materials, LNG, subsea, core, adjacent, U.S., North American, Asian, European, South American, Middle Eastern or other markets and the impact of these trends on Aspen’s business; beliefs about the government research services business; beliefs about volume, timing, pipeline or trends of subsea, LNG or other projects, including the PTT LNG Nong Fab receiving terminal project, and their impact on Aspen’s business; beliefs about the impact of pricing actions, cost reduction initiatives and the economics of Aspen’s business; beliefs about Aspen’s strategic initiatives and implementation; beliefs about the potential to develop new market opportunities from Aspen’s aerogel technology platform; beliefs about the potential of new aerogel products, technologies, businesses and partnerships, beliefs about the role of our technology and partnership opportunities in the battery materials or electric vehicle markets; beliefs about Aspen’s relationships with Evonik and SKC, including the potential for activities associated with evaluation agreements to lead to any development, commercial or other arrangements with Evonik or SKC, or to accelerate the development of new product opportunities in the battery materials or electric vehicle markets, including the electric vehicle market; beliefs about Aspen’s intellectual property strategy and its implementation; beliefs about the strength of Aspen’s patent portfolio; expectations about the cost, timing or likelihood of success of Aspen’s patent enforcement actions and defense of challenges to the validity of its patents; beliefs about Aspen’s ability to continue to fund patent enforcement or defense actions and to collect court costs and damages; beliefs about the productivity, efficiency or output of Aspen’s manufacturing operations; beliefs about raw materials costs and availability; beliefs about the Aspen’s ability to fund its operations; future operating performance on an annual or other basis; and accounting and other assumptions involved in arriving at the expectations. All such forward-looking statements are based on management’s present expectations and are subject to certain factors, risks and uncertainties that may cause actual results, outcome of events, timing and performance to differ materially from those expressed or implied by such statements. These risks and uncertainties include, but are not limited to, the following: an inability to create new product, partnership and market opportunities; any sustained downturn in the energy industry or energy prices; any sustained downturn in the petrochemical, refinery, building materials, subsea, LNG, core, adjacent, U.S., North American, Asian, European, South American, Middle Eastern or other market; any failure to increase project-based demand in the subsea, LNG or other markets; any disruption or inability to achieve expected capacity levels in any of our three production lines or the manufacturing facility in which they are located; the failure to receive all regulatory or other approvals required to operate, maintain or expand our facilities; any failure of demand for Aspen’s products; any failure to achieve expected price increases or average selling prices for Aspen’s products; any significant increase in the cost of raw materials, utilities or any other manufacturing consumable; the failure to mitigate the impact of any significant increase in the cost of raw materials, utilities or other manufacturing consumable; shortages of raw materials, utilities or any other manufacturing consumable; the failure to generate sufficient operating cash flow or to obtain significant additional capital to pursue Aspen’s strategy; the failure of Aspen’s products to become widely adopted; the competition Aspen faces in its business; any failure to enforce any of Aspen’s patents; any failure to protect or expand Aspen’s aerogel technology platform; any future finding of invalidity of any patent in any jurisdiction; any failure to generate sufficient operating cash flow or to obtain sufficient additional capital to continue to pursue Aspen’s new business, technology, patent enforcement, or patent defense strategy; any failure of Aspen’s products to meet applicable specifications and other performance, safety, technical and delivery requirements; the general economic conditions and cyclical demands in the markets that Aspen serves; the economic, operational and political risks associated with sales and expansion of operations in foreign countries; the loss of any direct customer, including distributors, contractors and OEMs; compliance with health and safety laws and regulations; the maintenance and development of distribution channels; and the other risk factors discussed under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2018 and filed with the Securities and Exchange Commission (“SEC”) on March 8, 2019, as well as any updates to those risk factors filed from time to time in our subsequent periodic and current reports filed with the SEC. All statements contained in this press release are made only as of the date of this press release, and Aspen does not intend to update this information unless required by law.

Reconciliation of Non-GAAP Financial Measures

The following tables present a reconciliation of the non-GAAP financial measure included in this press release to the most directly comparable GAAP measure:

Reconciliation of Adjusted EBITDA to Net Income (Loss)

We define Adjusted EBITDA as net income (loss) before interest expense, taxes, depreciation, amortization, stock-based compensation expense and other items, which occur from time to time and which we do not believe are indicative of our core operating performance. These other items include an impairment of construction in process and related items during the fourth quarter and year ended December 31, 2018.

Our preliminary 2019 financial results are based solely on information currently available to management and are unaudited. The following reconciliation of preliminary Adjusted EBITDA to Net Loss for the three months and year ended December 31, 2019 is approximate and subject to change.

For the three months and year ended December 31, 2019 and 2018:

	Three Months Ended		Year Ended
	December 31,		December 31,
	2019	2018	2019	2018
	(In thousands)
Net loss	$(1,000)	$(14,108)	$(14,600)	$(34,440)
Depreciation and amortization	2,600	2,528	10,200	10,787
Stock-based compensation	900	888	3,800	4,302
Impairment of construction in process	—	7,356	—	7,356
Interest expense, net	100	166	400	524
Adjusted EBITDA	$2,600	$(3,170)	$(200)	$(11,471)

For the 2020 financial outlook:

	Year Ending
	December 31, 2020
	Low	High
	(In thousands)
Net loss	$(9,700)	$(5,700)
Depreciation and amortization	10,300	10,300
Stock-based compensation	4,000	4,000
Interest expense, net	400	400
Adjusted EBITDA	$5,000	$9,000